Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 10 of our report dated November 20, 2009 relating to the consolidated financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

January 13, 2010